UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2016

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2016, the Board of Directors (the “Board”) of Hardinge Inc. (“Hardinge” or the “Company”) elected Richard R. Burkhart, B. Christopher DiSantis and James Silver each as Directors of the Company to fill the vacancy caused as a result of the decision by Robert J. Lepofsky not to stand for re-election at the Company’s 2016 Annual Meeting of Shareholders and to fill the newly-created director positions resulting from the amendment of the Company’s Amended and Restated By-Laws to increase the number of directors constituting the Board from seven directors to nine directors. Mr. Burkhart will serve as a Class II Director and has been appointed as a member of the Nominating and Governance Committee of the Board. Mr. DiSantis will serve as a Class III Director and has been appointed as a member of the Compensation Committee of the Board. Mr. Silver will serve as a Class I Director and has been appointed as a member of the Audit Committee of the Board.

For the Company's fiscal year ending December 31, 2016, Messrs. Burkhart, DiSantis and Silver will be compensated in their respective capacities as directors of the Company, as follows:

Compensation Element	Compensation Amount
Director Fees*	$95,000 per year payable in shares of the Company’s Common Stock in quarterly installments.
Meeting Fees	None.
* For the fiscal year ending December 31, 2016, Messrs. Burkhart, DiSantis and Silver will each be eligible to receive two quarterly installments of Director Fees, calculated based on the fee schedule referenced above.
As members of the Board, Messrs. Burkhart, DiSantis and Silver will also be eligible to participate in the Hardinge Inc. Deferred Compensation Plan for Directors which allows directors of the Company to defer to a future date the receipt of their director compensation.
A copy of the Company’s press release announcing the appointment of Messrs. Burkhart, DiSantis and Silver to the Company’s Board is attached hereto as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2016, the Board approved an amendment to Article III, Section 3 of the Amended and Restated By-Laws of Hardinge Inc., whereby the number of directors constituting the entire Board was increased from seven directors to nine directors (the “By-Laws Amendment”). The foregoing description of the By-Laws Amendment is qualified in its entirety by reference to the full text of the By-Laws Amendment, attached as Exhibit 3.1, and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated By-Laws of Hardinge Inc.
99.1	Press Release dated July 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	July 8, 2016
/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer